UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023 (December 15, 2023)

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ARCADIUM LITHIUM PLC

(Exact name of registrant as specified in its charter)

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Bailiwick of Jersey	333-273360	98-1737136
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 12, Gateway Hub

Shannon Airport House

Shannon, Co. Clare V14 E370

Ireland

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 353 1 6875238

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In connection with the Transaction Agreement, dated as of May 10, 2023 (the “Transaction Agreement”), by and among Livent Corporation, a Delaware corporation (“Livent”), Allkem Limited, an Australian public company limited by shares (“Allkem”), and Arcadium Lithium plc, a public limited company incorporated under the laws of the Bailiwick of Jersey (“Arcadium”), and subsequently joined by Lightning-A Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Arcadium Lithium Intermediate IRL Limited, a private company limited by shares and incorporated and registered in Ireland, and subsequently amended by that certain Amendment to Transaction Agreement, dated as of August 2, 2023, by and between Livent and Allkem and that certain Second Amendment to Transaction Agreement, dated as of November 5, 2023 by and between Livent and Allkem, Livent and Allkem had previously nominated the following to be members of the board of directors of Arcadium as of the effective time (the “Effective Time”) of the merger of Merger Sub with and into Livent with Livent surviving the merger as a wholly owned subsidiary of Arcadium: (i) Michael F. Barry, (ii) Peter Coleman, (iii) Alan Fitzpatrick, (iv) Paul W. Graves, (v) Florencia Heredia, (vi) Leanne Heywood, (vii) Christina Lampe-Önnerud, (viii) Pablo Marcet, (ix) Steven T. Merkt, (x) Robert C. Pallash, (xi) Fernando Oris de Roa and (xii) John Turner ((i)-(xii) collectively, the “New Arcadium Board”).

On December 15, 2023, the current board of directors of Arcadium (the “Current Arcadium Board”) appointed each of the members of the New Arcadium Board as directors of Arcadium effective upon the Effective Time and subject to the closing of the transactions contemplated by the Transaction Agreement (the “Closing”). In connection therewith, the Current Arcadium Board also appointed the members of the New Arcadium Board to Arcadium’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Sustainability Committee as set forth below, in each case effective as of the Effective Time and subject to the Closing:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee
Leanne Heywood (Chair) Fernando Oris de Roa Michael F. Barry Steven T. Merkt	John Turner (Chair) Fernando Oris de Roa Pablo Marcet Michael F. Barry	Steven T. Merkt (Chair) Robert C. Pallash Christina Lampe-Önnerud Peter Coleman Florencia Heredia Alan Fitzpatrick	Robert C. Pallash (Chair) Christina Lampe-Önnerud Pablo Marcet Alan Fitzpatrick Florencia Heredia Leanne Heywood

The Combined Proxy Statement/Prospectus (as defined below) under the sections “The Transaction—Interests of Livent’s Directors and Executive Officers in the Transaction” and “The Transaction—Interests of Allkem’s Directors and Executive Officers in the Transaction” contain compensation information for the New Arcadium Board. Such information is incorporated by reference in this Item 5.02.

Each of the members of the Current Arcadium Board, Gilberto Antoniazzi, Juan Carlos Cruz Chellew and Donal Flynn, submitted resignations from the board of directors of Arcadium effective upon the Effective Time and subject to the Closing. These resignations were pursuant to the Transaction Agreement and were not due to any disagreement with Arcadium relating to the operations, practices or policies of Arcadium.

Appointment of Officers

On December 15, 2023, the Current Arcadium Board appointed Paul W. Graves as Chief Executive Officer and President, Gilberto Antoniazzi as Chief Financial Officer, Vice President and Treasurer, Sara Ponessa as General Counsel, Vice President and Secretary, and Ronald B. Stark as Chief Accounting Officer, in each case effective upon the Effective Time and subject to the Closing. The Combined Proxy Statement/Prospectus under the sections “Management and Corporate Governance of NewCo—Executive Officers of NewCo” and “The Transaction—Interests of Livent’s Directors and Executive Officers in the Transaction” contain biographical information and compensation information for the executive officers. Such information is incorporated by reference in this Item 5.02.

Item 8.01	Other Events.

On December 19, 2023, at a special meeting of the stockholders of Livent (the “Livent Special Meeting”), the stockholders of Livent adopted the Transaction Agreement, pursuant to which, among other transactions, Merger Sub will merge with and into Livent, with Livent surviving the merger as a wholly owned subsidiary of Arcadium, and each share of Livent common stock, par value $0.001 per share, other than certain excluded shares, will be converted into the right to receive 2.406 ordinary shares, par value $1.00 per share, of Arcadium, and approved the transactions contemplated by the Transaction Agreement, including the Merger (collectively, the “Transaction”).

On December 19, 2023, at the scheme meeting of the shareholders of Allkem, the shareholders of Allkem voted in favor of the Scheme, pursuant to which Arcadium will acquire 100% of the shares in Allkem in connection with the Transaction.

On December 20, 2023, at the hearing of the Federal Court of Australia (the “Court”), the Court made orders approving the Scheme.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIUM LITHIUM PLC

By:	/s/ Donal Flynn
Name: Donal Flynn Title: Director

Dated: December 20, 2023